                                                                   Exhibit 10.28
                              EMPLOYMENT AGREEMENT


     Agreement made as of this date by and between John P. McGinnis ("McGinnis") and Nuevo Energy Company, a Delaware corporation having a principal place of business at 1331 Lamar, Suite 1650, Houston, Texas 77010 (the "Company").

     McGinnis has been offered employment with the Company as Vice President, Exploration, in accordance with the terms set forth more fully below.

     McGinnis has accepted such offer by the Company.

     NOW, THEREFORE, for value received, it is mutually agreed between the parties hereto as follows:

     1. Employment and Terms. The Company hereby employs McGinnis and McGinnis hereby agrees to serve as the Vice President - Exploration of the Company.

     2.  Position and Responsibilities.  McGinnis shall serve as Vice President
- Exploration of the Company, and McGinnis shall exercise such powers and comply with and perform such directions and duties in relation to the business and affairs of the Company as are consistent with the duties of individuals having similar positions with similar corporations, and as may from time to time be vested in or given to him by the President and Chief Executive Officer or the Board of Directors of the Company and shall use his best efforts to improve and extend the business of the Company. McGinnis shall at all times report to, and his activities shall be subject to the direction and control of, the President and Chief Executive Officer. McGinnis agrees to devote substantially all of his business time, attention and services to the diligent, faithful and competent discharge of such duties for the successful operation of the Company's business.

     3.  Compensation.

     A. In consideration of the services to be rendered by McGinnis to the Company, the Company will pay to McGinnis a salary of $140,000 per annum for the year ending December 31, 1999, for a monthly rate of $11,666.67. Salary for subsequent years shall be at equivalent or increased rates as may be agreed by the Company and McGinnis. Such salary shall be payable in conformity with the Company's prevailing practice for executives' compensation as such practice shall be established or modified from time to time. Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes. In addition to the base salary, the Company will pay McGinnis a one-time signing bonus in the amount of $50,000. This signing bonus will be paid and deposited on or about McGinnis' first day of employment into McGinnis' Nuevo Energy Company Deferred Compensation Plan.

     B. The Company agrees to provide the following benefits to McGinnis as a part of his employment;

         (1) Four weeks of paid vacation (calculated on a per pay period basis).
         (2)  Eleven paid holidays per year.
         (3) Participation in the 401(k) Retirement Plan upon date of hire.
         (4) Health and welfare benefits in accordance with the various plan documents.
         (5)  Participation in the Nuevo Energy Deferred Compensation
              Plan.
         (6) Short term illness plan upon hire and long term illness plan after one year of employment.
         (7)  Company-paid parking.
         (8)  Houston Center Club Fitness Membership Program.

     C.  The Company also will award McGinnis 25,000 options to purchase
Nuevo Energy Company common stock in accordance with the grant agreement under the Nuevo Energy Company 1999 Stock Incentive Program; subject to the approval of the Compensation Committee of the Nuevo Energy Company Board of Directors. The option price will be the average price of a share of Nuevo stock on your hire date.

     4. Termination. McGinnis' term of employment under this Employment Agreement may be terminated as follows:

          A. At McGinnis' Option. McGinnis may terminate his employment hereunder, with or without cause, at any time upon at least thirty
(30) days' advance written notice to the Company. In such event, McGinnis shall be entitled to no severance or other termination benefits.

          B. At the Election of the Company for Just Cause. The Company may, immediately and unilaterally, terminate McGinnis' employment for just cause at any time by written notice to McGinnis. Termination of McGinnis' employment by the Company shall constitute a termination "for just cause" if such termination is for one or more of the following reasons: (i) the willful failure or refusal of McGinnis to render services to the Company in accordance with his obligations under this Employment Agreement, such failure or refusal to be uncured and continuing for a period of not less than 15 days after written notice outlining the situation is given by the Company to McGinnis; (ii) the commission by McGinnis of an act of fraud or embezzlement against the Company or the commission by McGinnis or any other action with the intent to injure the Company or (iii) McGinnis having been convicted of a felony. In such event, McGinnis shall be entitled to no severance or other termination benefits.

          C. At the Election of the Company for Reasons Other than Just Cause. The Company may, immediately and unilaterally, terminate McGinnis' employment at any time or may constructively discharge him by substantially reducing his responsibilities to less than those outlined in Section 2 herein without cause by giving written notice to McGinnis of the Company's election to so terminate or constructively discharge. In the event the Company exercises its right to terminate or constructively discharge McGinnis under this Paragraph 4 (C), the Company agrees to pay McGinnis two (2) years salary and bonus (calculated based on the average of the last two year's bonus award, but using only years in which McGinnis was actually employed by the Company). In addition, in the event the Company exercises its right to terminate or constructively discharge McGinnis under this Paragraph 4 (C), all options previously awarded to McGinnis will, to the extent not already vested, vest immediately and McGinnis will have 365 days to exercise any of his vested options.

     5. Consent and Waiver by Third Parties. McGinnis hereby represents and warrants that he has obtained all necessary waivers and/or consents from third parties as to enable him to accept employment with the Company on the terms and conditions set forth herein and to execute and perform this Employment Agreement without being in conflict with any other agreement, obligations or understanding with any such third party.

     6. Waivers and Modifications. This Employment Agreement may be modified, and the rights and remedies of any provision hereof may be waived, only in accordance with this Paragraph 6. No modification or waiver by the Company shall be effective without the consent of a least a majority of the Board of Directors then in office at the time of such modification or waiver.
No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Employment Agreement. This Employment Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

     7. Governing Law. This Employment Agreement shall be construed in accordance with the laws of the State of Texas.

     8. Severability. In case any one or more of the provisions contained in this Employment Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Employment Agreement, but this Employment Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Employment Agreement under seal as of this 15th day of July, 1999.



                                        NUEVO ENERGY COMPANY


                                        By: /s/ Douglas L. Foshee
                                           ---------------------------------
                                           Douglas L. Foshee
                                           Chairman, CEO & President



                                        /s/ John P. McGinnis
                                        ------------------------------------
                                        John P. McGinnis